UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report: December 13, 2006
(Date of earliest event reported: December 7, 2006)

CENTURY CASINOS, INC.
(Exact Name of Registrant as specified in its charter)

Delaware	0-22290	84-1271317
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

1263 Lake Plaza Drive Suite A, Colorado Springs, CO	80906
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	719-527-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously disclosed in the Form 8-K dated July 26, 2006, Century Casino Newcastle (Pty) Ltd (f/k/a Balele Leisure (Pty) Ltd) entered into a ZAR 50 million ($7.1 million) loan agreement with Nedbank Limited. The net proceeds from this financing were used for the construction of a new casino and hotel in Newcastle, South Africa. On December 7, 2006, the loan converted from a construction loan to a 60 month term loan, payable in monthly installments of ZAR 1.1 million, or approximately $0.2 million . The financing bears interest at South Africa’s prime interest rate less 1.5% (which equates to 11.0% as of December 11, 2006) and is secured by the pledge of 100% of the total outstanding common stock of Century Casino Newcastle (Pty) Ltd.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits
10.182 Term Loan Agreement between Nedbank Limited and Century Casino Newcastle (Pty) Ltd.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Century Casinos, Inc.
(Registrant)

Date: December 13, 2006	By : /s/ Ray Sienko
Ray Sienko
Chief Accounting Officer